                                                                    EXHIBIT 23.3


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS




         We hereby consent to the references to our reviews dated February 19, 1997 and February 23, 1998, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Texas Meridian Resources Corporation as of December 31, 1996 and December 31, 1997, respectively, and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering, which were incorporated by reference in your Form 10-K Registration Statement for the fiscal year ended December 31, 1999.




                                              RYDER SCOTT COMPANY, L.P.




Houston, Texas
March 9, 2000